UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2007

MAGNUM D’OR RESOURCES, INC.
(Exact name of registrant as specified in its Charter)

Nevada	0-31849	98-0215202
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

1326 S.E. 17th Street, #513, Ft. Lauderdale, Florida	33316
(Address of principal executive offices)	(Zip Code)

(305) 420-6563
(Registrant’s telephone number, including area code)

1108 W. Valley Blvd., Suite 6-399, Alhambra, CA 91803
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2006, the board of directors of Magnum D’Or Resources, Inc. (the “Company”) appointed Richard F. McMullen to be a director.

Mr. McMullen (62) founded the law firm of Richard F. McMullen, P.C. in 1987. He had been continuously engaged in the private practice of law since 1977. He received his Bachelor of Arts degree with majors in Chemistry and Math from Baylor University, Waco, Texas in 1967. Richard served as a Pilot in the United States Navy from 1967 through 1973. Receiving a Juris Doctor from Baylor University, Waco, Texas in 1975, he was admitted to the State Bar of Texas in 1976; the United States Court of Appeals 5th Circuit in 1976; United States Tax Court in 1980; and the United States Supreme Court in 1980.

There are currently no agreements or plans under which Mr. McMullen will receive compensation as a director.

Since the beginning of the Company’s last fiscal year, there has been no transaction or any currently proposed transaction, in which the Company was or will be a participant and in which Mr. McMullen or any of his immediate family members had or will have a direct or indirect material interest, required to be disclosed under Item 404(a) of Regulation S-B. There are no family relationships between Mr. McMullen and the other officers or directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNUM D’OR RESOURCES, INC.
(Registrant)

Date: May 30, 2007	By:	/s/ Chad Curtis
Chad Curtis
Chief Executive Officer